Century Communities Reports Fourth Quarter and Full Year 2025 Results

- Fourth Quarter Residential Units Delivered of 3,435 -

- Fourth Quarter New Home Deliveries of 3,030 -

- Fourth Quarter Net New Home Contracts of 2,702 -

- Fourth Quarter Total Revenues of $1.2 Billion -

- Fourth Quarter Net Income of $36.0 Million, or $1.21 Per Diluted Share -

- Fourth Quarter Adjusted Net Income of $47.1 Million, or $1.59 Per Diluted Share -

- Book Value per Share of $89.21, a Company Record -

Greenwood Village, Colorado (January 28, 2026) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Highlights

•	Net income of $36.0 million, or $1.21 per diluted share
•	Adjusted net income of $47.1 million, or $1.59 per diluted share
•	Total revenues of $1.2 billion
•	Total residential units delivered of 3,435
•	Deliveries of 3,030 new homes
•	Delivered Century Living multi-family community with 300 units for $97.2 million, and 105 previously leased rental homes
•	Net new home contracts of 2,702
•	Homebuilding gross margin of 15.4%
•	Adjusted homebuilding gross margin of 18.3%
•	Repurchased 333,881 shares of common stock for $20.0 million
•	Homebuilding debt to capital of 29.1%
•	Net homebuilding debt to net capital of 25.9%

Full Year 2025 Highlights

•	Net income of $147.6 million, or $4.86 per diluted share
•	Adjusted net income of $181.7 million, or $5.99 per diluted share
•	Total revenues of $4.1 billion
•	Total residential units delivered of 10,792
•	Deliveries of 10,387 new homes
•	Delivered Century Living multi-family community with 300 units for $97.2 million, and 105 previously leased rental homes
•	Net new home contracts of 10,326
•	Homebuilding gross margin of 17.6%
•	Adjusted homebuilding gross margin of 19.9%
•	Repurchased 2,267,723 shares of common stock, over 7% of shares outstanding at the beginning of the year, for $143.6 million

“We performed well in a challenging environment during the fourth quarter, with our net orders and new home deliveries exceeding our expectations and increasing by 13% and 22%, respectively, on a sequential basis,” said Dale Francescon, Executive Chairman. “While homebuyers remain cautious given the current level of economic uncertainty, we think this quarter’s strength in orders and deliveries demonstrates the pent up demand that continues to exist for affordable new homes.”

Rob Francescon, Chief Executive Officer and President, said, “We achieved our 23rd consecutive year of profitability and generated solid operational results in 2025, reducing our direct construction costs, cycle times, and fixed general and administrative expenses on a year-over-year basis. Based on this performance, we increased our book value per share to a Company record $89.21, repurchased 7% of our shares outstanding at the beginning of the year, grew our liquidity to $1.1 billion, and reduced our net homebuilding debt to net capital to 25.9% at year end, all while continuing to position Century for future growth.”

Fourth Quarter 2025 Results

Net income for the fourth quarter 2025 was $36.0 million, or $1.21 per diluted share. Adjusted net income was $47.1 million, or $1.59 per diluted share.

Total revenues were $1.2 billion, with fourth quarter home sales revenues totaling $1.1 billion. Total residential deliveries were 3,435 including 3,030 new homes, and the average sales price of new home deliveries for the fourth quarter 2025 was $366,700.

Net new home contracts in the fourth quarter 2025 were 2,702 and at the end of the fourth quarter 2025, the Company had 789 homes in backlog, representing $283.7 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase price accounting, was 18.3% in the fourth quarter of 2025. Homebuilding gross margin percentage excluding inventory impairment in the fourth quarter 2025 was 16.4%, and homebuilding gross margin was 15.4%. Selling, general, and administrative expenses as a percent of home sales revenues was 12.2% in the quarter. Adjusted EBITDA and EBITDA for the fourth quarter 2025 were $97.4 million and $75.9 million, respectively.

Financial services revenues and pre-tax income were $24.5 million and $7.6 million, respectively, in the fourth quarter 2025.

Full Year 2025 Results

Net income for the full year 2025 was $147.6 million, or $4.86 per diluted share. Adjusted net income was $181.7 million, or $5.99 per diluted share.

Total revenues were $4.1 billion, with full year 2025 home sales revenues totaling $3.9 billion. Total residential deliveries were 10,792 including 10,387 new homes, and the average sales price of new home deliveries for the full year 2025 was $378,000.

Net new home contracts in the full year 2025 were 10,326.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase price accounting, was 19.9% in 2025. Homebuilding gross margin percentage excluding inventory impairment was 18.1%, and homebuilding gross margin was 17.6% in 2025. Selling, general, and administrative expenses as a percent of home sales revenues was 12.9% in 2025. Adjusted EBITDA and EBITDA for the full year 2025 were $349.7 million and $284.6 million, respectively.

Financial services revenues and pre-tax income were $86.2 million and $19.2 million, respectively, for the full year 2025.

Balance Sheet and Liquidity

The Company ended the fourth quarter 2025 with a strong financial position, including $2.6 billion of stockholders’ equity and $1.1 billion of total liquidity, including $158.0 million of cash.

Our book value per share was a Company record $89.21 as of December 31, 2025.

During the fourth quarter, consistent with our disciplined capital allocation approach to enhance the long-term value of the Company and return capital to our stockholders, we maintained our quarterly cash dividend of $0.29 per share and repurchased 333,881 shares of common stock for $20.0 million. For the full year 2025, the Company paid cash dividends totaling $1.16 per share and repurchased 2,267,723 shares of its common stock, representing over 7% of shares outstanding at the beginning of the year, returning a record $178 million to our stockholders.

As of December 31, 2025, homebuilding debt to capital equaled 29.1% and net homebuilding debt to net capital equaled 25.9%.

Full Year 2026 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “Assuming no significant changes to the current economic environment, we currently expect our full year 2026 new home deliveries to be in the range of 10,000 to 11,000 homes and our homes sales revenues to be in the range of $3.6 billion to $4.1 billion. Our current guidance reflects an increase in our average open communities in the mid-single digit percentage range and similar per community absorption levels as the back half of 2025.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, January 28, 2026, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s fourth quarter and full year 2025 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 800-549-8228 (domestic) or 646-564-2877 (international) and enter the conference ID 22523. The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through February 4, 2026, by dialing 888-660-6264 (domestic) or 646-517-3975 (international) and entering conference ID 22523. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation’s largest homebuilders and a recognized industry leader in online home sales. Newsweek has named the Company one of America's Most Trustworthy Companies for three consecutive years, and Century Communities has also been designated as one of U.S. News & World Report’s Best Companies to Work For (2025-2026). Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 16 states and over 45 markets across the U.S., and also offers mortgage, title, insurance brokerage, and escrow services in select markets through its Inspire Home Loans, Parkway Title, IHL Home Insurance Agency, and IHL Escrow subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “should,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2026, including without limitation anticipated home deliveries and home sales revenues. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; lower consumer confidence; the potential impact of tariffs and increased costs, immigration reform, global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials and other resources; home incentive levels; future impairment and restructuring charges; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Homebuilding Revenues
Home sales revenues	$1,111,045	$1,246,697	$3,926,411	$4,302,638
Land sales and other revenues	803	511	8,012	2,753
Total homebuilding revenues	1,111,848	1,247,208	3,934,423	4,305,391
Multi-family sales revenues	97,200	—	97,200	—
Financial services revenues	24,527	26,221	86,193	92,897
Total revenues	1,233,575	1,273,429	4,117,816	4,398,288
Homebuilding Cost of Revenues
Cost of home sales revenues	(939,495)	(989,758)	(3,235,679)	(3,377,909)
Cost of land sales and other revenues	(388)	—	(7,587)	(207)
Total homebuilding cost of revenues	(939,883)	(989,758)	(3,243,266)	(3,378,116)
Cost of multi-family sales revenues	(91,849)	—	(91,849)	—
Financial services costs	(16,911)	(18,291)	(67,006)	(66,185)
Selling, general and administrative expense	(135,402)	(143,436)	(504,893)	(516,489)
Other (expense) income, net	(2,557)	13,252	(16,390)	2,562
Income before income tax expense	46,973	135,196	194,412	440,060
Income tax expense	(11,017)	(32,455)	(46,815)	(106,244)
Net income	$35,956	$102,741	$147,597	$333,816

Earnings per share:
Basic	$1.23	$3.29	$4.92	$10.59
Diluted	$1.21	$3.20	$4.86	$10.40
Weighted average common shares outstanding:
Basic	29,186,481	31,252,028	29,994,465	31,510,282
Diluted	29,615,793	32,091,471	30,359,988	32,110,835

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	December 31,	December 31,
	2025	2024
Assets	(unaudited)	(audited)
Cash and cash equivalents	$109,443	$149,998
Cash held in escrow	48,571	3,004
Accounts receivable	57,242	50,318
Inventories	3,361,158	3,454,337
Mortgage loans held for sale	299,145	236,926
Prepaid expenses and other assets	435,683	419,384
Property and equipment, net	69,368	155,176
Deferred tax assets, net	38,176	22,220
Goodwill	41,109	41,109
Total assets	$4,459,895	$4,532,472
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$114,416	$133,086
Accrued expenses and other liabilities	310,602	302,317
Notes payable	1,102,376	1,107,909
Revolving line of credit	51,500	135,500
Mortgage repurchase facilities	289,269	232,804
Total liabilities	1,868,163	1,911,616
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 29,050,515 and 30,961,227 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	291	310
Additional paid-in capital	385,962	526,959
Retained earnings	2,205,479	2,093,587
Total stockholders' equity	2,591,732	2,620,856
Total liabilities and stockholders' equity	$4,459,895	$4,532,472

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
West	327	309	5.8%	1,379	1,490	(7.4)%
Mountain	473	379	24.8%	1,689	2,005	(15.8)%
Texas	509	499	2.0%	1,945	1,987	(2.1)%
Southeast	451	387	16.5%	1,610	1,619	(0.6)%
Century Complete	942	893	5.5%	3,703	3,575	3.6%
Total	2,702	2,467	9.5%	10,326	10,676	(3.3)%

New Home Deliveries

(dollars in thousands)

	Three Months Ended December 31,
	2025		2024		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	412	$565.3	465	$612.3	(11.4)%	(7.7)%
Mountain	504	485.8	525	557.9	(4.0)%	(12.9)%
Texas	568	284.0	638	298.2	(11.0)%	(4.8)%
Southeast	490	408.2	499	411.6	(1.8)%	(0.8)%
Century Complete	1,056	257.6	1,071	255.4	(1.4)%	0.9%
Total / Weighted Average	3,030	$366.7	3,198	$389.8	(5.3)%	(5.9)%

	Year Ended December 31,
	2025		2024		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	1,419	$588.1	1,437	$627.2	(1.3)%	(6.2)%
Mountain	1,730	508.0	2,019	533.4	(14.3)%	(4.8)%
Texas	1,986	292.3	2,077	301.8	(4.4)%	(3.1)%
Southeast	1,617	421.7	1,654	423.8	(2.2)%	(0.5)%
Century Complete	3,635	261.6	3,820	260.9	(4.8)%	0.3%
Total / Weighted Average	10,387	$378.0	11,007	$390.9	(5.6)%	(3.3)%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of December 31,		Increase/Decrease
	2025	2024	Amount	% Change
West	36	30	6	20.0%
Mountain	51	49	2	4.1%
Texas	71	78	(7)	(9.0)%
Southeast	37	42	(5)	(11.9)%
Century Complete	110	123	(13)	(10.6)%
Total	305	322	(17)	(5.3)%

Backlog

(dollars in thousands)

	As of December 31,
	2025			2024			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	119	$69,226	$581.7	159	$100,306	$630.9	(25.2)%	(31.0)%	(7.8)%
Mountain	108	56,086	519.3	149	83,915	563.2	(27.5)%	(33.2)%	(7.8)%
Texas	136	38,964	286.5	177	54,314	306.9	(23.2)%	(28.3)%	(6.6)%
Southeast	100	42,542	425.4	107	49,778	465.2	(6.5)%	(14.5)%	(8.6)%
Century Complete	326	76,907	235.9	258	62,849	243.6	26.4%	22.4%	(3.2)%
Total / Weighted Average	789	$283,725	$359.6	850	$351,162	$413.1	(7.2)%	(19.2)%	(13.0)%

Lot Inventory

	As of December 31,
	2025			2024			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	3,432	2,354	5,786	4,211	4,286	8,497	(18.5)%	(45.1)%	(31.9)%
Mountain	7,972	2,169	10,141	9,037	4,052	13,089	(11.8)%	(46.5)%	(22.5)%
Texas	14,298	3,348	17,646	12,632	8,935	21,567	13.2%	(62.5)%	(18.2)%
Southeast	5,240	6,293	11,533	5,173	12,270	17,443	1.3%	(48.7)%	(33.9)%
Century Complete	3,858	11,952	15,810	4,703	15,333	20,036	(18.0)%	(22.1)%	(21.1)%
Total	34,800	26,116	60,916	35,756	44,876	80,632	(2.7)%	(41.8)%	(24.5)%
% of Total	57.1%	42.9%	100.0%	44.3%	55.7%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (“Adjusted EPS”) are non-GAAP financial measures that the Company believes are useful to management, investors and other users of its financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. The Company defines adjusted net income as consolidated net income before (i) income tax expense; (ii) inventory impairment; (iii) abandonment of lot option contracts; (iv) restructuring costs; (v) loss on debt extinguishment; (vi) impairment on other investment; and (vii) purchase price accounting for acquired work in process inventory; in each case, as applicable during a period, less adjusted income tax expense, calculated using the Company’s estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Numerator
Net income	$35,956	$102,741	$147,597	$333,816
Denominator
Weighted average common shares outstanding - basic	29,186,481	31,252,028	29,994,465	31,510,282
Dilutive effect of stock-based compensation awards	429,312	839,443	365,523	600,553
Weighted average common shares outstanding - diluted	29,615,793	32,091,471	30,359,988	32,110,835
Earnings per share:
Basic	$1.23	$3.29	$4.92	$10.59
Diluted	$1.21	$3.20	$4.86	$10.40

Adjusted earnings per share
Numerator
Net income	$35,956	$102,741	$147,597	$333,816
Income tax expense	11,017	32,455	46,815	106,244
Income before income tax expense	46,973	135,196	194,412	440,060
Inventory impairment	10,865	6,835	21,816	8,778
Abandonment of lot option contracts (1)	1,851	2,095	11,158	6,036
Restructuring costs	740	—	2,245	—
Loss on debt extinguishment	—	—	1,361	—
Impairment on other investment	—	2,180	—	9,902
Purchase price accounting for acquired work in process inventory	1,612	3,444	8,375	9,443
Adjusted income before income tax expense	62,041	149,750	239,367	474,219
Adjusted income tax expense(2)	(14,940)	(36,154)	(57,640)	(114,491)
Adjusted net income	$47,101	$113,596	$181,727	$359,728

Denominator - Diluted	29,615,793	32,091,471	30,359,988	32,110,835

Adjusted diluted earnings per share	$1.59	$3.54	$5.99	$11.20

(1)

Beginning in the third quarter of 2025, the Company added “Abandonment of lot option contracts” as an adjustment in its non-GAAP adjusted net income calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

(2)	The tax rates used in calculating adjusted net income for the years ended December 31, 2025 and 2024 were 24.1% and 24.1%, respectively, which reflect our GAAP tax rates for the applicable periods.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable), is not a  measurement of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s GAAP operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended December 31,
	2025	%	2024	%
Home sales revenues	$1,111,045	100.0%	$1,246,697	100.0%
Cost of home sales revenues (1)	(939,495)	(84.6)%	(989,758)	(79.4)%
Homebuilding gross margin	171,550	15.4%	256,939	20.6%
Add: Inventory impairment	10,865	1.0%	6,835	0.5%
Adjusted homebuilding gross margin excluding inventory impairment	182,415	16.4%	263,774	21.2%
Add: Interest in cost of home sales revenues	18,744	1.7%	18,169	1.5%
Add: Purchase price accounting for acquired work in process inventory	1,612	0.1%	3,444	0.3%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$202,771	18.3%	$285,387	22.9%

	Year Ended December 31,
	2025	%	2024	%
Home sales revenues	$3,926,411	100.0%	$4,302,638	100.0%
Cost of home sales revenues (1)	(3,235,679)	(82.4)%	(3,377,909)	(78.5)%
Homebuilding gross margin	690,732	17.6%	924,729	21.5%
Add: Inventory impairment	21,816	0.6%	8,778	0.2%
Adjusted homebuilding gross margin excluding inventory impairment	712,548	18.1%	933,507	21.7%
Add: Interest in cost of home sales revenues	60,738	1.5%	60,286	1.4%
Add: Purchase price accounting for acquired work in process inventory	8,375	0.2%	9,443	0.2%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$781,661	19.9%	$1,003,236	23.3%

(1)

Beginning in the fourth quarter of 2025, inventory impairment was reclassified to be included in cost of home sales revenues in the Company’s consolidated statements of operations rather than presented as a separate line item and prior year amounts have been reclassified to conform to this presentation.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures the Company uses as supplemental measures in evaluating operating performance. The Company defines EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. The Company defines adjusted EBITDA as EBITDA before inventory impairment, abandonment of lot option contracts,  stock-based compensation expense, restructuring costs, loss on debt extinguishment,  impairment on other investment, and purchase price accounting for acquired work in process inventory, in each case as applicable during a period. The Company believes EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, the Company’s management believes that these measurements are useful for comparing general operating performance from period to period. EBITDA and adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The presentation of adjusted EBITDA should not be construed as an indication that the Company’s future results will be unaffected by unusual or non-recurring items. Each of EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results of operations as reported under GAAP.

(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Net income	$35,956	$102,741	(65.0)%	$147,597	$333,816	(55.8)%
Income tax expense	11,017	32,455	(66.1)%	46,815	106,244	(55.9)%
Interest in cost of home sales revenues	18,744	18,169	3.2%	60,738	60,286	0.7%
Interest expense (income)	4,212	(40)	NM %	4,657	(2,733)	(270.4)%
Depreciation and amortization expense	5,955	6,849	(13.1)%	24,823	24,286	2.2%
EBITDA	$75,884	$160,174	(52.6)%	$284,630	$521,899	(45.5)%
Inventory impairment	10,865	6,835	59.0%	21,816	8,778	148.5%
Abandonment of lot option contracts (1)	1,851	2,095	(11.6)%	11,158	6,036	84.9%
Stock-based compensation expense (2)	6,400	9,774	(34.5)%	20,120	27,868	(27.8)%
Restructuring costs	740	—	NM	2,245	—	NM
Loss on debt extinguishment	—	—	NM	1,361	—	NM
Impairment on other investment	—	2,180	NM	—	9,902	NM
Purchase price accounting for acquired work in process inventory	1,612	3,444	(53.2)%	8,375	9,443	(11.3)%
Adjusted EBITDA	$97,352	$184,502	(47.2)%	$349,705	$583,926	(40.1)%

(1)

Beginning in the third quarter of 2025, the Company added “Abandonment of lot option contracts” as an adjustment in its non-GAAP adjusted EBITDA calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

(2)

Beginning in the fourth quarter of 2025, the Company added “Stock-based compensation expense” as an adjustment in its non-GAAP adjusted EBITDA calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is total debt minus outstanding borrowings under construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of homebuilding debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	December 31,	December 31,
	2025	2024
Notes payable	$1,102,376	$1,107,909
Revolving line of credit	51,500	135,500
Construction loan agreements	(90,269)	(102,436)
Total homebuilding debt	1,063,607	1,140,973
Total stockholders' equity	2,591,732	2,620,856
Total capital	$3,655,339	$3,761,829
Homebuilding debt to capital	29.1%	30.3%

Total homebuilding debt	$1,063,607	$1,140,973
Cash and cash equivalents	(109,443)	(149,998)
Cash held in escrow	(48,571)	(3,004)
Net homebuilding debt	905,593	987,971
Total stockholders' equity	2,591,732	2,620,856
Net capital	$3,497,325	$3,608,827

Net homebuilding debt to net capital	25.9%	27.4%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations and Finance

303-268-8345

InvestorRelations@CenturyCommunities.com

Category:
Earnings